This Code of Ethics (the “Code”) supersedes all codes of ethics previously included in the Voya
Investment Management Compliance Policies and Procedures Manual. Voya Investment
Management reserves the right to modify any provision in this Code at any time in the future.
Such changes will be distributed by an electronic communication or by other means, as appropriate.
Table of Contents
1.Adoption of Code of Ethics3
2.Covered Persons4
3.Violations of the Code4
4.Exceptions to the Code4
5.Statement of Fiduciary Standards4
6.Duty of Confidentiality5
7.Duty to Comply with Federal Securities Laws5
8.Personal Trading Restrictions6
9.Intraday Trading Prohibition8
10.Prohibition on Short-Term Trading Profits8
11.Reporting Obligations8
12.Transactions in Voya Fund Shares10
13.Voya IM Gift Entertainment Policy10
14.Outside Business Activities12

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1.Adoption of Code of Ethics
This Code of Ethics (the “Code”) has been adopted by each of the registered investment companies advised by
Voya Investments, LLC (or an affiliate) and operating under the Voya funds umbrella (the “Voya funds”) and by each of the following Voya Entities (collectively, referred to as “Voya Entities”):

Voya Alternative Asset Management LLC	Pomona Management LLC
Voya Investment Management LLC	Voya Investments Distributor, LLC
Voya Investments, LLC	Voya Realty Group LLC
Voya Investment Management Co. LLC	Voya Investment Trust Co.
Voya Investment Management (UK) Limited
The provisions of the Code are applicable to all directors, trustees, officers and persons employed or appointed by one or more of the Voya Entities as well as their immediate family members living in such designated person’s household1 (collectively, referred to as “Employees”) unless otherwise noted. Employees on short-term disability, whose access rights have not been revoked will still be subject to the Code. Employees on long-term disability, whose access rights have been revoked will not be subject to the Code during the leave period.
Temporary contract workers, interns, independent contractors, or independent consultants, as well as certain persons of other affiliated entities are considered “Employees” for purposes of this Code if such person provides investment advice to clients on behalf of the Voya Entities, is subject to the supervision and control of the Voya
Entities, has access to nonpublic information regarding any client’s purchase or sale of securities, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic. The
Chief Compliance Officer (“CCO”) may exempt such persons from any requirement hereunder if the CCO determines that such exemption would not have a material adverse effect on any client account and for those contingent workers subject to a contractual arrangement with the Voya Entities that addresses insider trading and/or similar potential conflicts of interest.
In addition, the Code is applicable to the trustees/directors of each of the Voya funds (the “Voya funds Directors”).
All Employees and the Voya funds Directors (collectively, referred to as “Covered Persons”) will be provided with a copy of this Code upon employment with the Voya Entities or appointment and notified when any material amendments are made to the Code.
The Code is not intended to supersede or otherwise replace the Voya Code of Business Conduct and Ethics. All of the policies and guidelines contained in the Voya Code of Business Conduct and Ethics shall remain in full force and effect as to Employees.
1 An “immediate family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (including domestic partners), sibling and in-laws, as well as any person sharing the same household with the Employee in which the Employee contributes to the material financial support of such person. A person who holds account(s) in which the Employee is a joint owner, has trading authority, or beneficial ownership would also be considered an immediate family member, regardless of if that person lives in the same household as the Employee.
Beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Rule 16a-1(2) under the 1934 Act specifies that to have beneficial ownership, a person must have a “direct or indirect pecuniary interest”, which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, an Access Person may be deemed to have beneficial ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

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2.Covered Persons
Certification of Compliance. All Covered Persons are required to certify to the Voya IM Compliance
(“Compliance”) annually that they have:
■read and understand the provisions contained in the Code;
■complied with all the requirements of the Code; and
■reported all transactional information required by the Code.
Generally, as an Employee of the Company, you may be held personally liable for any improper or illegal acts committed during the course of your employment; non-compliance with this Policy may be deemed to encompass one of these acts. Accordingly, you must read this policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include, but are not limited to, letter of written reprimand, the disgorgement of profits, cancellation of trades, selling of positions, and suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.
Covered Persons are required to certify their receipt and understanding of and compliance with the Code within ten days of becoming a Covered Person. On an annual basis, all Covered Persons are required to re-certify their understanding of and compliance with the Code. Additionally, whenever the Code is materially amended, Covered
Persons must certify that they have received the amended Code and that they have read, understand, and will abide by the terms and provisions of the Code. You will be provided with timely notification of these certification requirements and directions on how to complete them by the Code of Ethics Office. Other reporting and certification requirements are set forth in the Gift & Entertainment (“G&E”), Political Contributions, and Personal
Securities Transactions sections of this Code.
3.Violations of the Code
Employees are required to report any known or suspected violations of the Code to Compliance immediately. An
Employee who violates this Code or fails to report a violation of the Code may be subject to sanctions. For example, if the same security is purchased or sold on the same day by an Employee, the Employee following a violation may be required to disgorge profits to charity. In addition, any Employee that violates the Code’s pre-
clearance or transaction reporting provisions may also be suspended from further trading for a period.
4.Exceptions to the Code
Exceptions to the Code will only be made under extraordinary circumstances. No exception may be granted for those sections of the Code that are mandated by regulation.
Exceptions may be made only upon prior request, and no exception will be granted subsequent to a violation of the Code. To be granted an exception to the Code, a written request regarding the nature of the exception must be made and submitted to the CCO and approved by her or him and a member of Voya IM’s Executive
Leadership Team. Exceptions to the Code shall be reported as applicable to the CCO of the Voya funds and the
Voya funds Directors.
5.Statement of Fiduciary Standards
A fiduciary is a person or organization that manages money or property for another, usually a client, and, as a result, has a legal duty to act in the best interests of that client. This Code is based on the overriding principle that the Employees have a fiduciary duty to clients, including the Voya funds, while the Voya funds’ Directors have a

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fiduciary duty only to the Voya funds. Our investment advisers owe a fiduciary duty to the Clients for which they serve as an adviser or sub-adviser. Covered Persons of our investment advisers must avoid activities, interests, and relationships that could interfere or appear to interfere with our advisers’ fiduciary duties. Accordingly,
Covered Persons shall conduct their activities in accordance with the following standards:
All activities of Covered Persons shall be guided by, and adhere to, these fiduciary standards. The remainder of this
Code sets forth specific rules and procedures that are consistent with these fiduciary standards. However, all activities by Employees are required to conform to these standards regardless of whether the activity is specifically covered in this Code. Any violation of the Code by an Employee may include but not be limited to reprimand, suspension, disgorgement of trading profits and termination of employment.
6.Duty of Confidentiality
Covered Persons must keep confidential any non-public information regarding Voya, a Voya Entity, a Voya fund, and any client or any entity whose securities they know or should know are under investment review by a portfolio management team acting on behalf of a Voya Entity. Covered Persons have the highest fiduciary obligation not to reveal confidential information of any nature to any party that does not have an explicitly clear and compelling need to know such information.
All information submitted by a Covered Person to Compliance pursuant to this Code will be treated as confidential information. It may, however, be made available to senior management, governmental and governmental agencies with regulatory authority over the Voya Entities, as well as to the Voya funds Directors, and each of their auditors and legal advisors, as appropriate.
7.Duty to Comply with Federal Securities
Laws
Voya Entities’ activities are governed by the federal securities laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act of 1940 (the “1940 Act”), as amended.
Covered Persons are expected to adhere to the federal securities laws, whether or not the activity is specifically covered in this Code.

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8.Personal Trading Restrictions
The restrictions of this section apply to all Employees, covered under the personal trading policies and procedures of Voya Investment Management (“Voya IM”), and to accounts over which they have the authority to make investment decisions, for all transactions involving securities.
8.1.Pre-Clearance of Securities Transactions
Except for the transactions listed below, approval must be obtained from Compliance before entering an order to buy or sell or transfer securities by gift, engaging in derivative transactions, or selling of shares in connection with margin calls. An approval to trade is only valid on the business day it is received (note: such approvals terminate at close of business day on the date such approval is granted). If you receive approval and do not complete the trade that same day, you must seek pre-clearance to complete the trade the next (or any subsequent)
business day. Except as noted below, approval must be received for every transaction. Pre-
clearance approvals for securities traded on a U.S. exchange or in a U.S. market are effective until the close of business on the day that your pre-clearance request has been approved. Pre-
clearance approvals for securities traded on a foreign exchange or in a foreign market are effective until the close of business on the business day following approval of your pre-clearance request. If you want to modify your trade request previously submitted in any way (e.g., date of execution or share quantity), you must submit a new pre-clearance request.
The Voya Entities utilize a vendor system to process personal trading. All pre-clearance requests shall be made via the system, which can be accessed at: StarCompliance.
Employees assigned portfolio management or trading responsibility are prohibited from knowingly buying or selling the same security traded in an associated client account for a period of 15 days
(7 days prior to the client trade and 7 days after the client trade).
8.2.Requirements for Voya Financial securities.
Employees must obtain pre-clearance for transactions involving Voya Financial securities, including:
▪Open market purchases and sales;
▪Gifting or making a charitable contribution of your holdings;
▪Transactions in Voya Company Stock Fund in the 401(k) (other than automatic purchases made pursuant to an established payroll-deduction program, or transactions involving automatic and/or pro-rata rebalances); or
▪Sales of performance shares units or restricted stock units.
Employees who wish to transact in Voya securities should consider the following before seeking pre-clearance and transacting:
▪Voya Securities must be held for a minimum of 60 calendar days from the acquisition date, including the Voya Company Stock Fund in Voya 401(k) accounts.
▪Prohibition of Short Selling and Derivatives of Voya Securities. Because of the heightened legal risk, the potential misalignment of your interests and those of Voya Financial and its shareholders, and the inappropriateness of engaging in speculative transactions involving Voya
Financial securities, you may not engage in:
‒Short sales of Voya Financial common stock. For example, you cannot sell Voya Financial common stock that you do not own, or if you own the stock, you cannot deliver it against such sale, and borrowing shares to complete the sale; or

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‒Hedging or other transactions involving options (including exchange-traded options), puts, calls, forward contracts or other derivatives involving Voya Financial securities (excluding stock awards granted under any Voya Financial incentive plan).
▪Prohibition of Trading in Voya Securities during the “Closed Period.” Employees are prohibited from trading Voya Securities, including the Voya Company Stock Fund in Voya’s 401(k)
plan, during the “Closed Period for Voya’s Financial Instruments” as set forth by Voya Financial.
The Voya Closed Periods are set forth on the StarCompliance vendor system utilized to process personal trading requests.
Warning: Failure to pre-clear will result in sanctions including suspension of personal trading privileges.
8.3.Exceptions to Pre-Clearance of Securities Transactions.
The following types of transactions are not subject to the pre-clearance requirements of this
Code; however, certain transactions listed below are subject to the reporting and holding period requirements of the Code. Please reference the Code of Ethics Guide – Securities Transactions
Matrix for details.
▪Direct obligations of the Government of the United States (“U.S.”) and its agencies;
▪Direct obligations of the Government of the United Kingdom;
▪High quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements;
▪Shares of open-end funds, including shares held in Voya’s 401(k) plan (as defined in
Transactions in Voya Fund Shares, below);
▪Transactions in accounts over which an Employee has no direct or indirect control or influence
(managed or discretionary accounts);
▪Transactions under any incentive compensation plan sponsored by the Voya Entities;
▪Transactions made through an automatic dividend reinvestment plan, automatic payroll deduction or similar program (excluding Self-Directed Brokerage Accounts) where the timing of purchases and sales is controlled by someone other than the Employee;
▪Transactions involving Bitcoins or other cryptocurrencies;
▪Transactions made through a fully discretionary Robo-Advisor program;
▪An exercise of pro-rata rights issued by a company to all the holders of a class of its securities;
▪On any given day, transactions involving 100 shares or less (per account) of common stock issued by companies included in the S&P 500 Index;
▪Transactions involving exchange-traded funds (ETFs) and exchange-traded notes (ETNs) except for single-stock ETFs and ETNs, and ETFs and ETNs advised or sub-advised by the Voya
Entities;
▪Transactions involving penny stocks;
▪Transactions involving listed index options, index futures, and other securities with an index as underlying; and
▪Transactions involving closed-end registered funds that are not advised or sub-advised by the
Voya Entities.
8.4.Prohibition of Initial Public Offerings and Initial Coin Offerings. Employees are prohibited from acquiring securities in initial public offerings, except for transactions made pursuant to an employee incentive compensation, retention or other program put in place by a Voya Entity, and initial coin offerings

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8.5.Restrictions on Private Placements. Employees are prohibited from acquiring non-public securities (a private placement) without the prior approval of Compliance. If an Employee is granted approval to make such a personal investment, that Employee will not participate in any consideration of whether clients should invest in the same issuer’s public or non-public securities.
8.6.Borrowing Money from Suppliers or Clients. Employees may not borrow money from any of
Voya IM’s suppliers, consultants, or clients. However, the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition. In addition, acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.
9.Intraday Trading Prohibition
Covered persons are prohibited from the purchase and sale, and sale and purchase, of the same security, on the same day (intraday trading). This prohibition does not apply to transactions that are fully exempt from pre-
clearance, reporting, and holding period requirements. Exceptions to this prohibition are subject to prior approval by Compliance.
10.Prohibition on Short-Term Trading Profits
The firm discourages its Employees from engaging short-term trading strategies for their own accounts. Any excessive or inappropriate trading that, in the firm’s view, interferes with job performance, or compromises the duty that the firm owes to its Clients, will not be tolerated. Employees must always conduct their personal trading activities lawfully, properly, and responsibly.
Employees may not profit from short-term trading, which is defined as transactions of securities, except as noted
below, that are initiated and closed (the purchase and sale, or sale and purchase, of the same (or related)
securities) within 60 calendar days.
Profits made in connection with short-term trades may be subject to disgorgement.
Shares of open-end funds, ETFs, or ETNs advised or sub-advised by the Voya Entities (including 401(k)
transactions other than those involving the Voya Company Stock Fund) must be held for 30 calendar days from the purchase date. Note: The 30-calendar day holding period is measured from the time of the most recent purchase date of the applicable shares.
11.Reporting Obligations
11.1.Disinterested Directors/Trustees
Voya funds Directors/Trustees who are not deemed to be “interested persons” (as that term is defined under the 1940 Act) of a Voya fund, its investment adviser, or the investment adviser’s affiliates (the “Disinterested Directors”) must submit a quarterly report containing the information set forth in 11.2 - 11.5 below, only with respect to those transactions for which such person knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director, should have known, that during the 15-day period immediately before or after the Disinterested Director’s transaction in securities that are otherwise subject to the reporting requirements described herein,

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an applicable Voya fund had purchased or sold the security at issue or that an investment adviser or sub-adviser for an applicable Voya fund had considered purchasing or selling such security.
11.2.Initial Disclosure of Personal Holdings. Employees are required to disclose all their personal securities holdings to Compliance within 10 days of commencing employment with a Voya Entity.
The holdings report must be current as of a date not more than 45 days prior to the commencement of employment.
11.3.Securities Transaction Records. Employees should be aware that the Voya Entities maintain a list of designated broker-dealers with whom Employees may maintain a brokerage account.
Employees shall notify Compliance if they intend to open, or have opened, a brokerage account.
If requested, Employees shall direct their brokers to supply Compliance with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their accounts. Employees must report new authorized brokerage accounts to Compliance within thirty (30) days of funding the account. Note: Employees may not trade in the new account prior to reporting the account. Any brokerage account opened to facilitate cryptocurrency trading is a reportable account under the Code and must be held with an approved designated broker.
11.4.Quarterly Account and Transaction Reports. Employees are required to submit a report listing their securities transactions made during the previous quarter within 30 days of the end of each calendar quarter.
11.5.Annual Holdings Report. Employees are required to submit a report listing all securities held as of December 31 of the year reported within 30 days of the end of the calendar year. The holdings reports must be current as of a date not more than 45 days prior to the date the report is submitted.
11.6.Information to be Reported. Employees are required to provide the following information when submitting reports as required by 11.2. through 11.5., above:
11.7.Initial and Annual Holdings Reports must include the:
▪title or description and type of security, the exchange ticker symbol or CUSIP number, the number of shares or principal amount of each security;
▪broker-dealer or bank where accounts are held; and
▪date the report is submitted.
11.8.Quarterly Transaction Reports must include the:
▪title or description and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each security (as well as the interest rate and maturity date, if applicable);
▪trade date and type of transaction (i.e., buy, sell, open, close, etc.):
▪price of the security;
▪broker-dealer or bank account through which the transaction was affected; and
▪date the report is submitted.
All reports, other than the Initial Disclosure of Personal Holdings, shall be made via the vendor system, which can be accessed at: StarCompliance.

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12.Transactions in Voya Fund Shares
The following restrictions and requirements apply to all purchases and sales of shares of open-end funds advised or sub-advised by the Voya Entities other than money market and short-term bond funds (“Voya Advised Shares”)
and all holdings of Voya Advised Shares by Covered Persons, including those in which they have a beneficial ownership interest, except as provided below.
These restrictions and requirements do not apply to purchases of Voya Advised Shares through (1) an automatic dividend reinvestment plan; or (2) through any other automatic investment plan, automatic payroll deduction plan, or other automatic plan approved by Compliance.
12.1.Compliance with Prospectus
All transactions in Voya Advised Shares must be in accordance with the policies and procedures set forth in the Prospectus and Statement of Additional Information for the relevant fund, including but not limited to the fund’s policies and procedures relating to short-term trading and forward pricing of securities.
12.2.Additional Restrictions
Certain Covered Persons may be considered insiders to a closed-end fund advised or sub-
advised by the Voya Entities. In such cases, these persons will be notified of their status as well as advised of additional restrictions imposed on them and their ability to transact in such closed-
end fund.
Solely to facilitate compliance with timely Form 4 and 5 filing requirements with the Securities and
Exchange Commission (“SEC”), all such insiders must submit a written report of any transaction involving the closed-end fund on the trade date of such transaction to Compliance.
13.Voya IM Gift & Entertainment Policy
As a general rule, an Employee should not give or accept an inappropriate or significant gift or entertainment to/
from a third party that has any business dealings with Voya Financial. The following provides guidelines related to the giving or acceptance of gifts, entertainment or non-cash compensation by Voya IM Employees. All Voya IM
Employees who are also Financial Industry Regulatory Authority (“FINRA”) registered representatives are, to the extent they are conducting business on behalf of Voya IM, do so under Voya Investments Distributor, LLC (“VID”), a registered broker-dealer with the SEC and a member of FINRA. VID is a subsidiary of Voya IM. (Note: those requirements are described more fully in the VID Written Supervisory Procedures).
This Policy should be read in conjunction with the Voya Financial Gift, Entertainment, and Conflicts of Interest
Policy.
13.1.Nominal Business Gifts and Business Entertainment
Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. It could also, depending on facts and circumstances, qualify as paying or receiving non-cash compensation for a testimonial or endorsement under Rule
206(4)-1. As a general rule, Employees should not give to or accept from a third party (e.g., client, broker, or vendor) any gift or gratuity. However, gifts less than $100 per year per person as well as occasional, normal and customary meals and/or business entertainment (where the person providing the entertainment is present) that on a fair market value basis does not exceed $500 per incident (note: dinner and a show or golf and lunch would be considered one business entertainment event) or $1,500 per year, the cost of which would be paid for by Voya IM as a

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reasonable business expense if not paid for by the third party, and which is not given or accepted in exchange for a testimonial or endorsement, are permitted. Any G&E in excess of these limits should be declined or returned. If it is not practical to return a gift, provide it the Human
Resources for donation. In the case of a perishable item worth more than $100, the gift may be shared with the Covered Person’s entire department.
Ultimately, except for personal gifts explained more fully below, G&E must have a clear connection with Voya IM’s business and are not permitted if an independent third party might think that the Employee would be influenced in conducting business or might otherwise provide an endorsement of that third party. Any G&E given or received in connection with Voya IM giving or receiving a testimonial or endorsement will qualify as a paid testimonial or endorsement under
Rule 206(4)-1. While G&E under $1,0002 are considered "de minimis" compensation and testimonials/endorsements given for de minimis compensation are exempt from some of the provisions of Rule 206(4)-1, such arrangements with third parties are still subject to adviser oversight and required disclosures. Employees should seek prior approval from Legal and
Compliance prior to engaging in a testimonial or endorsement arrangement.
Family members (including domestic partners) of Employees are not permitted to accept fees,
G&E, invitations to seminars/conferences, payments or other favors in connection with any business of Voya IM. Any questions should be directed to your supervisor or Compliance Officer, and in the case of FINRA registered representatives conducting business on behalf of VID, your broker-dealer supervisor.
Employees who plan G&E to anyone affiliated with a public entity, including but not limited to state and municipal pension plans, have a special responsibility to both know and adhere to the policy stated above, and to comply fully with additional policies, procedures, and restrictions placed on such Employees by statue statutes, municipal regulations or internal policies. Public entity employees may be under even more stringent restrictions or outright prohibitions with regard to receipt of meals and entertainment. Any Voya employee seeking to entertain a public entity employee should first check with Compliance and Legal to see what, if any, additional restrictions may apply. Compliance and Legal can assist in determining what such restrictions are prior to the gifting to and entertaining of such individuals.
Voya IM generally restricts employees from providing gifts and/or entertainment to government officials. However, under certain circumstances, expenditure for meals, entertainment and other normal social amenities for government officials may be permitted, provided it is not extravagant and otherwise complies with the laws and customs of the state or country in which the expenditure is incurred. Similarly, gifts may be given only if the gifts are of reasonable value and conform to laws and normal social customs in the recipient's state or country.
Any employee seeking to provide gifts, entertainment, or social amenities to a government official should obtain prior authorization from their Executive Leadership Team representative and from Compliance. This request should be submitted through
StarCompliance.
Gifts
The following are some guidelines or examples of acceptable gifts. These guidelines also apply when employees are attending conferences sponsored by Clients, prospects, brokers, vendors and other third parties.
■An acceptable gift may not exceed a face value of $100 per third party, per year.
■Purely personal gifts are permissible. Personal gifts are gifts that serve a personal (not business)
purpose, are paid by the giver (not the giver’s employer) and are between close friends or family members (e.g., gifts that are related to commonly recognized personal events, such as births, promotion, wedding, or retirement).
2 For purposes of Rule 206(4)-1.

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■Discounts or rebates on merchandise or services that do not exceed those available to arm’s length clients. The final total cost or value of goods or services is subject to a $100 limit per third party, per year.
■Occasional gifts with a modest nominal value and that are widely distributed and include a company logo (e.g., shirts, caps, pens, books, bags, cups, golf balls, towels, desk ornaments) do not count toward the annual limit as long as they are infrequent and the reasonably estimated value of the item does not exceed $50. Receipt of such gifts is permitted without any approval or reporting obligation.
Business Meals and Entertainment
The following are some guidelines regarding acceptable business meals and entertainment.
These guidelines also apply when employees are attending conferences sponsored by Clients, prospects, brokers, vendors and other third parties.
■Normal, customary, and occasional business meals or entertainment where the meal or entertainment takes place in one event and the person providing the entertainment is present. A good test is whether Voya IM would consider such an expense reasonable, if not paid for by a third party. Also, a good rule of thumb is whether an Employee can eat, drink, or enjoy the entertainment in one sitting.
■Business meals and entertainment should be consistent with FINRA guidance and advice. As such, the total fair market value of the event may not exceed $500 per Employee, per event
(note: dinner and a show or golf and lunch would be considered one event), subject to an annual maximum amount of $1,500 per third party.3
■Entertainment, such as tickets to sporting events, golf fees, or ski lift tickets, will be evaluated based on the published ticket price. Again, in all cases both the giver and the recipient must be present.
■The cost of local transportation does not count towards the $500 per event/$1,500 annual limit, provided that the mode of transportation must be reasonable. Any travel and lodging related to the event should be paid for by Voya IM subject to the Voya Financial Travel and Entertainment
Policy.
Any exceptions to the above guidelines must be approved by the Employee’s manager and an
Executive Leadership Team representative prior to acceptance.
In order to monitor compliance, employees are required to regularly report the receipt of gifts and entertainment (via StarCompliance) and regularly certify that they have complied with the Voya IM
Gifts & Entertainment Policy.
14.Outside Business Activities
14.1.Outside Business Interests and Private Investments
All Employees are required to devote their full time and efforts to the business of Voya IM. You are not to maintain outside employment activities that compromise job performance or interfere with your regular duties. In addition, no person may make use of either his or her position as an
Employee or information acquired during employment or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee’s personal interests and the interests of Voya IM.
3 Nominal lunches (e.g., snacks, sandwiches) provided by a broker-dealer during business-related meetings on company premises are exempt from reporting.

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To assist in ensuring that such conflicts of interest are avoided, an Employee must obtain the written approval of the Employee’s supervisor and Compliance prior to:
▪Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.
▪Serving as a registered representative of any broker-dealer other than VID.
▪Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies.
▪Accepting employment of any kind or engaging in any other business outside of Voya IM.
▪Acting or representing that the Employee is acting as agent for Voya IM, an Adviser or any other firm in any investment banking matter or as a consultant or finder.
▪Forming or participating in any stockholders’ or creditors’ committee that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in becoming actively involved in a proxy contest (see also Personal Trading Restrictions above).
▪Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association other than Voya IM, whether as a fee, commission, bonus or other consideration such as stock, options or warrants other than compensation earned prior to commencement of employment with Voya IM.
Every Employee is required to complete a disclosure form on the StarCompliance site and have such form approved by the Employee’s supervisor and Compliance prior to serving in any of the capacities or making any of the investments described heretofore. Similarly, each Employee is required to maintain the data initially disclosed on such form and notify Compliance (and the Employee’s supervisor) in the event of any change to the information provided after initial approval. From time to time, Employees may be asked to renew their OBA information.
In addition, an Employee must advise Legal and his or her supervisor if the Employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration that could reasonably relate to the business of Voya IM. Written confirmation of such advice should be obtained from the Employee’s supervisor and Legal.
14.2.“Control” Persons of Public Companies
Every Employee must disclose to Voya IM if their spouse, domestic partner, or any of their parents, siblings or children, regardless of living in the same household, (“family members”) hold a position as a director or executive officer of any public company. Voya IM may, in its sole discretion, place limitations on an Employee’s investment activities in the event an Employee’s family member holds a position as a director or executive officer of any public company.
Similarly, each Employee is required to maintain the data initially disclosed on such form and notify Compliance (and the Employee’s supervisor) in the event of any change after initial approval.
From time to time, an Employee of Voya IM may be offered a position as an executive officer or director of a publicly traded company, which, if accepted, would subject the Employee to requirements arising under Section 16 of the 1934 Act (“Section 16”). Prior to accepting the position, the Employee must receive clearance from the CCO and a member of the Voya IM senior management team. If the Employee is permitted to accept the position, the Employee will also be subject to the following procedures:
▪Trades for client accounts or funds over which the Employee has sole or shared investment discretion must also comply with the publicly traded company’s policies and procedures. It is the

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responsibility of the Employee to understand and adhere to such company’s reporting requirements.
▪Appropriate disclosure must be provided to affected clients. The disclosure can be provided via offering documents or other communications sent to affected investors.
▪In accordance with Voya IM’s policies on confidential information and insider trading, the
Employee may not, under any circumstances, trade in the company’s securities – whether for personal or client accounts – if the Employee is in possession of material non-public information regarding the company. Likewise, material non-public information regarding the company may not be shared with other Voya IM personnel, other than Legal or
Compliance.
14.3.Political Activity
While Voya maintains a political action committee, political contributions from Advisers or their respective Employees4 may raise various legal and regulatory issues. Most notably, Rule 206(4)-
5 under the Advisers Act prohibits an Adviser from receiving compensation from a government entity for two years if the Adviser or certain Employees contributed money to a government official who is in a position to influence the selection of the Adviser to manage a public fund or provide investment advice to a government entity. Also, some states and municipalities may have laws disqualifying an Adviser from managing assets for various governmental entities if the Adviser or certain of its representatives have made contributions or provided gifts to certain candidates for office. To ensure compliance with these laws and to avoid actual and potential conflicts of interest, Voya IM has adopted the procedures described below, which requires pre-approval by
Compliance and the Voya Political Activity Review Committee (“PARC”) of political activities. The activities requiring pre-approval and the procedures for obtaining pre-approval are set out below.
Prior to making any personal contribution (whether it be monetary, or event driven, such as hosting a fundraiser) in an individual capacity to an incumbent or candidate, political party committee or political action committee, all Employees of Voya IM must submit a request for approval from Compliance and PARC through the StarCompliance site.
▪Personal political activities of Employees must be kept separate from employment and any expenses related to these activities may not be charged to an Adviser; personal political contributions will not be reimbursed. Also, Employees are not to use Voya IM’s facilities (such as telephones and photocopiers) and may not use working hours for political campaign purposes.
▪When acting in a volunteer capacity to an incumbent or candidate running for office, you must obtain pre-approval from Compliance. All requests must be submitted through the
StarCompliance site. For volunteer activity, it is important that your activities cannot be viewed as connected with your position with Voya IM. To the extent that your volunteer activity involves soliciting or fundraising for political contributions, you will also be required to obtain pre-approval from Compliance.
▪Employees should take extra care when soliciting fellow Employees to ensure that the solicitation never gives the appearance of being coercive or otherwise related to their employment.
▪Employees who seek or are appointed to any government position, federal, state or local, paid or unpaid, must obtain pre-approval from Compliance of such activity to ensure compliance with applicable conflict of interest laws. All requests must be submitted through the StarCompliance site.
4 As a reminder, all references to Employees also apply to an Employee’s immediate family members.

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■Employees may not engage in any lobbying activities on behalf of Voya IM or any affiliated entity without prior approval from Compliance. Please contact Compliance if you are not sure whether your activities would be considered lobbying.
The use of an Adviser’s funds in connection with an election is generally prohibited by law. In order to avoid any allegations of impropriety, it is Voya IM’s policy that its funds may not be contributed to federal, state or local election campaigns. Any exception to this item, such as requests for company support of political events, political candidates and their campaigns, political parties or political action committees, must be pre-approved by Compliance. All requests must be submitted through the StarCompliance site.
■Gifts to government officials, including entertainment and meals, are generally prohibited.
■State and local laws dealing with campaign fund raising vary from jurisdiction to jurisdiction.
Some laws expressly prohibit government officials from contracting, on behalf of their political organizations, with any firm(s) whose employees have made a donation to that official’s political campaign.
Voya IM Employees are required to complete a Political Contribution/Activity Certification on a
quarterly basis. Please note that Compliance will keep necessary records based on the information gathered, in compliance with SEC Rule 204-2.

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Code of Ethics Guide – Securities Transactions Matrix

Type of Security	Pre-Clearance Required	Reporting Required	Holding Period
Covered Securities Transactions for Pre-Clearance
Stocks (common or preferred)	Yes	Yes	60 calendar days from purchase
Warrants and rights	Yes	Yes	60 calendar days from purchase
Depository receipts (ADRs or GDRs)	Yes	Yes	60 calendar days from purchase
Fixed income securities (excluding direct obligations of the U.S. and UK Government and U.S. agency bonds)	Yes	Yes	60 calendar days from purchase
Closed-end funds advised or sub- advised by the Voya Entities	Yes	Yes	60 calendar days from purchase
Single-stock ETFs and ETNs	Yes	Yes	60 calendar days from purchase
ETFs and ETNs advised or sub- advised by the Voya Entities	Yes	Yes	30 calendar days measured from the time of the most recent purchase date
Structured notes	Yes	Yes	60 calendar days from purchase
Derivatives on an individual stock	Yes	Yes	60 calendar days from purchase
Transactions involving Voya securities, including the Voya Company Stock Fund in Voya’s 401(k) plan accounts	Yes	Yes	60 calendar days from purchase
Sales of Voya performance shares units (PSU) and restricted stock units (RSU) acquired from a vesting	Yes	Yes	N/A
Sales of restricted stock	Yes	Yes	N/A
Sales of stock acquired via Stock Purchase Plans including sales of Voya stock acquired through Voya’s Stock Purchase Plan	Yes	Yes	N/A
Private Investments and Outside Activities
Private placements	Yes	Yes	N/A
Outside Activities	Yes	Yes	N/A

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Type of Security	Pre-Clearance Required	Reporting Required	Holding Period
Transactions Exempt from Pre-Clearance
Direct obligations of the Government of the U.S. and the UK	No	No	No
U.S. Government agency bonds (e.g., GNMA, FNMA, FHLB, FHLMC)	No	Yes	60 calendar days from purchase
High quality short-term debt instruments Including: bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements	No	No	No
ETFs or ETNs, except single-stock ETFs or ETNs, and ETFs or ETNs that are not advised or sub-advised by the Voya Entities)	No	Yes	No
Open-end funds that are not advised or sub-advised by the Voya Entities	No	No	No
Open-end funds advised or sub-advised by the Voya Entities Including: funds held within the Voya 401(k)	No	Yes	30 calendar days measured from the time of the most recent purchase date of the relevant fund
Derivatives on an ETF or ETN (excluding those on single-stock ETFs or ETNs)	No	Yes	No
Managed or discretionary accounts	No	Yes	No
Incentive compensation plan sponsored by the Voya Entities	No	Yes	No
Automatic dividend reinvestment plan, automatic payroll deduction Excluding: Self Directed Brokerage	No	Yes	No
Bitcoin or other cryptocurrencies	No	No	No
Exercise of pro-rata rights issued by a company to all the holders of a class of its securities	No	Yes	No

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Type of Security	Pre-Clearance Required	Reporting Required	Holding Period
On any given day, transactions involving 100 shares or less (per account) of common stock issued by companies included in the S&P 500 Index	No	Yes	60 calendar days from purchase
Penny stocks	No	Yes	60 calendar days from purchase
Index options, index futures, and other securities with an index as underlying	No	Yes	No
Closed-end registered funds that are not advised or sub-advised by the Voya Entities (IPO issuances are prohibited)	No	Yes	60 calendar days from purchase
Prohibited Investments
Short sales of Voya Financial common stock
Hedging or other transactions involving options (including exchange-traded options), puts, calls, forward contracts or other derivatives involving Voya Financial securities (excluding stock awards granted under any
Voya Financial incentive plan)

Trading in securities issued by Voya during the “Closed Period for Voya Financial Instruments”
Initial Public Offerings
Initial Coin Offerings
Borrowing Money from Clients/Suppliers
Other Key Reminders
Employees assigned portfolio management or trading responsibility are prohibited from knowingly buying or selling the same security traded in an associated client account for a period of 15 days (7 days prior to the client trade and 7 days after the client trade)

Approvals for U.S. securities are effective until the close of business on the day that pre-clearance request is approved
Approvals for foreign securities are effective until the close of business on the business day following pre- clearance approval.